To the Audit Committee of the Board of Directors of The Rushmore Fund, Inc.:

In planning and performing our audit of the financial statements of The Rushmore Fund, Inc. (the Fund) for the year ended August 31, 1999, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Fund's internal control.
The management of the Fund is responsible for
 establishing and maintaining internal control.
  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
 Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.
Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and may not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that internal control may become inadequate because of changes in conditions, or that the degree of compliance with policies and procedures may deteriorate.
Our consideration of the Fund's internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American
Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Fund's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 1999.
This report is intended solely for the information
 and use of management, the Audit Committee of the Board of Directors, and the Securities and Exchange
 Commission and is not intended to be used by anyone other than these specified parties.

October 19, 1999